UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
Penford Corporation
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-11488 (Commission File Number)	91-1221360 (IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado (Address of principal executive offices	80112-3932 (Zip Code)
303-649-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant.
Dismissal of previous independent registered public accounting firm:
     As a result of a competitive request for proposal process undertaken by the Audit Committee (the “Audit Committee”) of the Board of Directors of Penford Corporation (the “Company”), the Audit Committee determined to dismiss Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered accounting firm was made by the Audit Committee on April 28, 2010 and was subsequently ratified and approved by the Board of Directors on the same day.
     The reports of E&Y on the consolidated financial statements of the Company as of and for the fiscal years ended August 31, 2008 and August 31, 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal years ended August 31, 2008 and August 31, 2009 and the subsequent period through April 28, 2010, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in E&Y’s reports on the financial statements of the Company for such fiscal years.
     During the fiscal years ended August 31, 2008 and August 31, 2009 and the subsequent period through April 28, 2010, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).
Engagement of new independent registered public accounting firm:
     On April 28, 2010, the Audit Committee engaged KPMG LLP (“KPMG”) to serve as the Company’s independent registered accounting firm for the Company’s fiscal year ending August 31, 2010. The decision to change the Company’s independent registered accounting firm was the result of a competitive request for proposal process undertaken by the Audit Committee.
     During the fiscal years ended August 31, 2008 and August 31, 2009 and the subsequent period through April 28, 2010, the Company did not consult with KPMG regarding either:
(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did KPMG provide written or oral advice to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Letter of Ernst & Young LLP:
     The Company provided E&Y with a copy of this Current Report on Form 8-K, and requested that E&Y furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether E&Y agrees with the disclosure contained in this Current Report on Form 8-K or, if not, stating the respects in which it does not agree. The Company has received the requested letter from E&Y and a copy of E&Y’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

16.1	Letter of Ernst & Young LLP, dated May 4, 2010, regarding change in independent registered public accounting firm.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation
(Registrant)
May 4, 2010	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP, dated May 4, 2010, regarding change in independent registered accounting firm.

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